Exhibit 23.1

CONSENT

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of Insmed Incorporated for the registration of 8,416,222 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 2003, with respect to the consolidated financial statements of Insmed Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

July 23, 2003